UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 26, 2019
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 26, 2019, Elizabethtown Gas Company (the “Company”), an indirect wholly-owned subsidiary of South Jersey Industries, Inc., issued $25,000,000 aggregate principal amount of 2.94% First Mortgage Bonds, Series 2019A-3, due November 26, 2031 (the “Series 2019A-3 Bonds”). The Series 2019A-3 Bonds were issued pursuant to that Bond Purchase Agreement dated as of September 27, 2019 between the Company and the purchasers named therein (the “Bond Purchase Agreement”), which provides for the Company to issue first mortgage bonds in an aggregate principal amount of $145,000,000 (the “Series 2019A Bonds”) in four Tranches, as follows: (a) 2.84% First Mortgage Bonds, Series 2019A-1, due September 27, 2029 in the aggregate principal amount of $40,000,000 (the “Series 2019A-1 Bonds”), which were issued on September 27, 2019; (b) 2.84% First Mortgage Bonds, Series 2019A-2, due October 29, 2029 in the aggregate principal amount of $35,000,000 (the "Series 2019A-2 Bonds"), which were issued on October 29, 2019; (c) the Series 2019A-3 Bonds that were issued on November 26, 2019; and (d) 2.94% First Mortgage Bonds, Series 2019A-4, due December 27, 2031 in the aggregate principal amount of $45,000,000 (the “Series 2019A-4 Bonds”). The Company expects to issue the Series 2019A-4 Bonds on December 27, 2019.

The Series 2019A Bonds, including the Series 2019A-3 Bonds, are being issued under that First Mortgage Indenture dated as of July 2, 2018 (as previously supplemented and amended, the “Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by that Second Supplemental Indenture dated as of September 27, 2019 between the Company and the Trustee (the “Second Supplement").

The Series 2019A-3 Bonds are due and payable on November 26, 2031 and bear interest at the rate of 2.94% per annum, payable semiannually on May 26 and November 26 of each year, commencing on May 26, 2020. The proceeds from the sale of the Series 2019A-3 Bonds will be used for general corporate purposes.

The Company may prepay, at any time or from time to time, all or any portion of the Series 2019A Bonds, in an amount not less than 5% of the aggregate principal amount of all Series 2019A Bonds then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount” to be calculated as provided in the Bond Purchase Agreement; provided, however, that the Company may prepay the Series 2019A-3 Bonds without paying the make-whole amount beginning on August 26, 2031.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest and the breach of other agreements in the Indenture. Generally, if an event of default occurs and is not cured within the time period specified, the Trustee or the holders of at least 25% in principal amount of the first mortgage bonds then outstanding under the Indenture (including the Series 2019A Bonds, the “Bonds”) may declare all the outstanding Bonds to be due and payable immediately. The Second Supplement also made certain changes to the Indenture regarding events of default and amounts payable in the event the Bonds become due and payable by acceleration prior to their scheduled payment dates.

A copy of the Second Supplement (including the form of the Series 2019A-3 Bonds), and the Bond Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. The foregoing summaries of the Second Supplement (including the form of the Series 2019A-3 Bonds) and the Bond Purchase Agreement are qualified in their entirety by reference to the text of such documents filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Second Supplemental Indenture, dated as of September 27, 2019, between Elizabethtown Gas Company and Wilmington Trust, National Association, as Trustee, including the form of the Series 2019A-3 Bonds (incorporated by reference to Exhibit 4.1 to the South Jersey Industries, Inc. Current Report on Form 8-K filed on October 2, 2019).

10.1	Bond Purchase Agreement, dated as of September 27, 2019, between Elizabethtown Gas Company and the purchasers listed therein (incorporated by reference to Exhibit 10.1 to the South Jersey Industries, Inc. Current Report on Form 8-K filed on October 2, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated:	November 27, 2019	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez
Title: Senior Vice President & Chief Financial Officer